UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2024

HARMONIC INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25826	77-0201147
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)
2590 Orchard Parkway
San Jose, CA 95131
(Address of principal executive offices, including zip code)

(408) 542-2500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HLIT	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Certain Officers; Appointment of Certain Officers
Harmonic Inc. (the “Company”) announced today that Ian Graham has stepped down from the role of Senior Vice President, Global Sales and will be leaving the Company effective July 5, 2024. In connection with the termination of his employment, Mr. Graham has entered into a settlement agreement with the Company (the “Settlement Agreement”), which provides, among other things, for a release of claims in favor of the Company, continued confidentiality of Company proprietary information, and mutual non‑disparagement obligations, in exchange for Mr. Graham’s right to receive (1) a cash severance in the amount of 12 months of base salary, or £265,601.70 and (2) continued coverage under specified health benefit programs for 12 months following Mr. Graham’s termination date.

Such description of the severance benefits above does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Settlement Agreement, a copy of which has attached hereto as Exhibit 10.1 and is incorporated into this Item 5.02 by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
10.1	Settlement Agreement by and between the Company and Ian Graham dated April 15, 2024.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2024	HARMONIC INC.

	By:	/s/ Timothy Chu
Timothy Chu
General Counsel, SVP HR and
Corporate Secretary